EXHIBIT 4

                             Joint Filing Agreement


         We, the signatories of the Statement on Schedule 13D to which this Joint filing Agreement is attached, hereby agree that such Statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

         Dated: June 21, 1999.

                          VULCAN VENTURES INCORPORATED


                          By: /s/ William D. Savoy
                              ----------------------------------------------
                              William D. Savoy, Vice President


                              /s/ Paul G. Allen
                              ----------------------------------------------
                              Paul G. Allen